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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.        )
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Filed by the Registrant         ☑
Filed by a Party other than the Registrant       ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐        Definitive Proxy Statement
☑      Definitive Additional Materials
☐      Soliciting Material under §240.14a-12
ESAB CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☑      No fee required
☐      Fee paid previously with preliminary materials
☐      Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11
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SUPPLEMENT TO PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
ON MAY 8, 2025
ESAB Corporation (“ESAB”) filed its definitive proxy statement (the “Proxy Statement”) with the Securities and
Exchange Commission (the “SEC”) on March 28, 2025 in connection with ESAB’s 2025 Annual Meeting of
Stockholders (the “Annual Meeting”), to be held on Thursday, May 8, 2025, at 3:00 p.m. Eastern Time. ESAB is filing this supplement (the “Supplement”) to the Proxy Statement to clarify the voting standard discussed on pages 87 and
88 of the Proxy Statement.
The affirmative vote of the holders of a majority of the votes cast is required for ratification of the appointment of Ernst
& Young LLP as ESAB’s independent registered public accounting firm for the fiscal year ending December 31, 2025, approval of the advisory vote to approve the compensation of ESAB’s named executive officers, and approval of the
Amended and Restated ESAB Corporation 2022 Omnibus Incentive Plan.  Abstentions and broker non-votes, if any, are not treated as votes cast. As a result, abstentions and broker non-votes, if any, will not be counted in determining the outcome of any of the proposals set forth in the Proxy Statement to be voted on at the Annual Meeting.
This Supplement is being filed with the SEC and made available to stockholders on April 11, 2025. Other than as described in this Supplement, the information in the Proxy Statement remains unchanged, and this Supplement does not otherwise supplement, amend or affect the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented by this Supplement. This
Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting.
If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.